UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2010

DELTRON, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130197	86-1147933
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1377 Markon Drive
Garden Grove, CA 92841
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (714) 891-1795

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On June 30, 2010, the Board of Directors appointed Cacciamatta Accountancy Corporation (“Cacciamatta”) as Deltron, Inc’s independent auditors for the 2010 fiscal year, replacing Seale & Beers, CPAs (“Seale & Beers”).

On June 30, 2010, the Company dismissed Seale & Beers as the Company’s independent auditor effective June 30, 2010.  The report of Seale & Beers on the Company’s consolidated financial statements for the years ended September 30, 2009 and 2008, and the quarters ended December 31, 2009, and March 31, 2010, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

For the years ended September 30, 2009 and 2008, and through the date of this Form 8-K, there have been no disagreements with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Seale & Beers’ satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended September 31, 2009 and 2008, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Seale & Beers with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company has requested Seale & Beers to furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The letter from Seale & Beers is attached hereto as exhibit 16.1.

During the years ended September 30, 2009 and 2008, and through June 30, 2010 (the date Cacciamatta was appointed), the Company did not consult Cacciamatta with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Henry Larrucea

Henry Larrucea, President